UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment and Election of Fouzia Laghrissi-Thode, M.D.

On May 18, 2015, the Board of Directors (the “Board”) of Minerva Neurosciences, Inc. (the “Company”) elected Fouzia Laghrissi-Thode, M.D. (age 52), as a member of the Board, effective immediately. The Board determined that Dr. Laghrissi-Thode is independent. Dr. Laghrissi-Thode will be a Class II director of the Company and is expected to stand for re-election at the annual meeting of the stockholders of the Company to be held in 2016. Dr. Laghrissi-Thode has also been appointed to serve as a member of the Audit Committee of the Board, effective immediately. Simultaneous with Dr. Laghrissi-Thode’s appointment to the Audit Committee of the Board, Francesco de Rubertis, Ph.D. resigned as a member of the Audit Committee of the Board and was appointed as a member of the Nominating and Corporate Governance Committee of the Board, such resignation and appointment each effective immediately.

Dr. Laghrissi-Thode is currently vice president of the cardiovascular and metabolism therapy area at AstraZeneca and has previously held positions of leadership at Roche, Novartis and Sandoz in a broad range of therapeutic areas, including central nervous system, cardiovascular, metabolic disease and genito-urinary health. Dr. Laghrissi-Thode holds an M.D. from the University of Tours School of Medicine in France, is board certified in psychiatry and is adjunct professor of psychiatry at the University of Pittsburgh.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Dr. Laghrissi-Thode, which requires the Company to indemnify her against certain liabilities that may arise in connection with her status or service as a director. The indemnification agreement also provides for an advancement of expenses incurred by Dr. Laghrissi-Thode in connection with any proceeding relating to her status as a director. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-195169), and which is incorporated herein by reference.

There is no arrangement or understanding between Dr. Laghrissi-Thode and any other person pursuant to which Dr. Laghrissi-Thode was selected as a director. Other than as described above, there are no transactions involving Dr. Laghrissi-Thode requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

On May 18, 2015, the Company issued a press release relating to the appointment described above, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Minerva Neurosciences, Inc., dated May 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

Date: May 19, 2015	By:	/s/ Mark Levine
	Name:	Mark Levine
	Title:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Minerva Neurosciences, Inc., dated May 18, 2015.